UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2006

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51532	94-3325669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

Departure of Rajesh Vashist as Chief Executive Officer

On October 24, 2006, the Company issued a press release announcing that its Chief Executive Officer, Rajesh Vashist, stepped down as Chief Executive Officer and Chairman of the Board of Directors. Mr. Vashist will remain at Ikanos for a transitional period of time as a consultant. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Vashist is expected to enter into a separation agreement and consulting agreement with the Company, which agreements will be described in a subsequent Current Report on Form 8-K once executed.

(c)

Appointment of G. Venkatesh as Executive Chairman of the Board of Directors

Effective October 24, 2006, the Company’s Board of Directors appointed G. Venkatesh as executive chairman of the Company’s Board of Directors while the Company searches for Mr. Vashist’s permanent replacement.

G. Venkatesh, 48, has been a member of Ikanos’ Board of Directors since 2001. He is an entrepreneur, executive, and investor who serves on the boards of directors of several technology companies. Most recently, he was vice president of switching products at Broadcom Corp. Mr. Venkatesh previously was president and CEO of Maverick Networks, which he founded in 1998 and which Broadcom acquired in 1999. A resident entrepreneur at Mayfield Fund in 1995, Mr. Venkatesh was recruited by Mayfield to be president and CEO of Silicon Light Machines, acquired by Cypress Semiconductor in 2000. Earlier, he spent ten years at Adaptec, Inc., as general manager and a senior executive officer.

The Company expects to enter into an amendment to its existing agreement with Texan Ventures (a consulting company wholly owned by Mr. Venkatesh), which amendment will be described in a subsequent Current Report on Form 8-K once executed.

Appointment of Daniel K. Atler as Interim Chief Executive Officer

Effective October 24, 2006, the Company’s Board of Directors appointed Daniel K. Atler as interim Chief Executive Officer of the Company while the Company searches for Mr. Vashist’s permanent replacement.

Mr. Atler joined Ikanos as its Chief Financial Officer in September 2003. Prior to Ikanos, he was the executive vice president of Strategic Business Development for Silicon Image, Inc. There he also served as chief financial officer and vice president of finance and administration and was instrumental in the company’s initial public offering, establishing its licensing business, and was principally involved in establishing DVI and HDMI standards. Prior to Silicon Image, Mr. Atler served as chief financial officer and vice president of finance and administration for Wireless Access Inc. In addition, he has held senior level positions with Glenayre Technologies Inc., Global Village Communication, Inc. and Ernst & Young LLP.

Appointment of Cory J. Sindelar as Interim Chief Financial Officer

Effective October 24, 2006, the Company’s Board of Directors appointed Corey J. Sindelar as interim Chief Financial Officer of the Company.

Mr. Sindelar joined Ikanos in September 2006 as Vice President of Finance.  Mr. Sindelar has over 15 years of accounting and finance experience while working with various high technology companies.  Most recently, Mr. Sindelar served as director of finance and accounting at EMC Corporation.  Mr. Sindelar was the vice president, corporate controller and principal accounting officer of Legato Systems, Inc. from December 2000 until October 2003, at which time it was acquired by EMC Corporation.  Prior to joining EMC/Legato, Mr. Sindelar served as senior manager at PricewaterhouseCoopers LLP, a global assurance and business advisory firm, in San Jose, California.  Mr. Sindelar also held various positions at C-Cube Microsystems (acquired by LSI Logic) and Arthur Andersen LLP.  Mr. Sindelar holds a B.S.B.A. in accounting from Georgetown University.

Item 9.01Financial Statements and Exhibits

(d) Exhibits

ExhibitNo.	Description
99.1	Press Release issued October 24, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

Date: October 26, 2006

By:	/s/ Daniel K. Atler
Daniel K. Atler
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued October 24, 2006.